SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. __)

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

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☐	Soliciting Material Under Rule 14a-12

ADVANCED MATERIALS GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADVANCED MATERIALS GROUP, INC.

20211 South Susana Road

Rancho Dominguez, California 90221

November 20, 2003

To our stockholders:

You are cordially invited to attend the 2003 annual meeting of stockholders of Advanced Materials Group, Inc. (the “Company”), which will be held at 9:00 a.m. local time, on Wednesday, December 17, 2003 at the Busch Firm, 2532 Dupont Drive, Irvine California 92612. All holders of the Company’s outstanding common stock as of November 19, 2003 are entitled to vote at the annual meeting.

Enclosed is a copy of the Company’s annual report, notice of annual meeting of stockholders, proxy statement and proxy card. A current report on the business operations of the Company will be presented at the meeting and stockholders will have an opportunity to ask questions.

We hope you will be able to attend the annual meeting. Whether or not you expect to attend, it is important you complete, sign, date and return the proxy card in the enclosed postage prepaid envelope in order to ensure that your shares will be represented at the annual meeting.

Sincerely,

/s/ ROBERT E. DELK

Robert E. Delk President and Chief Executive Officer

ADVANCED MATERIALS GROUP, INC.

20211 South Susana Road

Rancho Dominguez, California 90221

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held Wednesday, December 17, 2003

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Advanced Materials Group, Inc., a Nevada corporation (the “Company”), will be held at 9:00 a.m. local time, on Wednesday, December 17, 2003 at the Busch Firm, 2532 Dupont Drive, Irvine California 92612 for the following purposes:

1.	To elect five directors to the Board of Directors;

2.	To ratify the appointment of BDO Seidman, LLP as the independent accountants for the Company for the fiscal year ending November 30, 2003;

3.	To act on a proposal to adopt a new 2003 Stock Plan as described in the accompanying Proxy Statement; and

4.	To transact such other business as may properly come before the annual meeting or any adjournments and postponements thereof.

The Board of Directors has fixed the close of business on November 19, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. Only holders of the Company’s common stock at the close of business on the record date are entitled to vote at the meeting. A list of stockholders entitled to vote at the meeting will be available for inspection at the Company’s executive offices. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee should bring with them a proxy or letter from that firm confirming their ownership of shares as of the record date.

For Proposal 1, the election of five directors to the Board of Directors, the five nominees receiving the highest vote totals will be elected. Proposals 2 and 3 will be approved if the number of votes cast in favor of those proposals exceeds the number of votes cast in opposition to those proposals.

Accompanying this notice are a proxy and a proxy statement. PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. As described in the proxy statement, the proxy may be revoked at any time prior to its exercise at the meeting.

By Order of the Board of Directors

/s/ ROBERT E. DELK

Robert E. Delk President and Chief Executive Officer

Rancho Dominguez, California

November 20, 2003

YOUR VOTE IS IMPORTANT

You are cordially invited to attend the annual meeting of stockholders. However, even if you do plan to attend, please promptly complete, sign, date and mail the enclosed proxy in the envelope provided. Returning a signed proxy will not prevent you from voting in person at the annual meeting, if you so desire, but will help us to secure a quorum and reduce the expense of additional proxy solicitation.

ADVANCED MATERIALS GROUP, INC.

20211 South Susana Road

Rancho Dominguez, California 90221

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To be held Wednesday, December 17, 2003

VOTING AND PROXY

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Advanced Materials Group, Inc. (the “Company”) for use at the annual meeting of stockholders to be held at 9:00 a.m. local time, on Wednesday, December 17, 2003 at the Busch Firm, 2532 Dupont Drive, Irvine California 92612 and at any adjournment or postponement thereof. In voting by proxy for directors, stockholders may vote in favor of all director nominees, withhold their votes as to all nominees, or withhold their votes as to specific nominees. Stockholders should specify their choices on the accompanying proxy card. The shares represented by each properly executed, unrevoked proxy will be voted as directed by the stockholder with respect to the matters described in the proxy. If no specific instructions are given with regard to the matters to be voted upon, the shares represented by a signed proxy card will be voted FOR the election of all director nominees named herein, FOR the ratification of BDO Seidman LLP as the Company’s independent accountants for the fiscal year ending November 30, 2003 and FOR the approval of the 2003 Stock Plan. If any other matters properly come before the annual meeting, the persons named as proxies will vote upon these matters in accordance with their best judgment. Any stockholder giving a proxy has the power to revoke it at any time before it is voted by providing written notice to the Secretary of the Company, by issuance of a subsequent proxy, or by voting at the annual meeting in person.

At the close of business on November 19, 2003, the record date for determining stockholders entitled to notice of and to vote at the annual meeting, the Company had issued and outstanding 8,671,272 shares of common stock, par value $.001 per share (the “common stock”) held by approximately 2,800 holders of record. Each share of common stock entitles the holder of record to one vote on any matter coming before the annual meeting. Only stockholders of record at the close of business on November 19, 2003 are entitled to notice of and to vote at the annual meeting or at any adjournments thereof.

The presence, in person or by proxy, of a majority of the outstanding shares of common stock of the Company, regardless of whether a proxy has authority to vote on all matters presented at the meeting, shall constitute a quorum at the annual meeting. The five nominees for director who receive the highest number of votes shall be elected. On matters other than the election of directors, the proposal will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition, unless for any particular proposal the vote of a greater proportion of shares, or of any particular class of shares, or of each class, is required by law or by our articles of incorporation or bylaws. Abstentions and broker non-votes on proposals II and III and on any other particular proposal that will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition, will not be treated as a vote cast on the proposal and, therefore, will not affect the outcome of those matters to be voted on at the meeting.

The Company will pay the expenses of soliciting proxies for the annual meeting, including the cost of preparing, assembling, and mailing the proxy solicitation materials. Proxies may be solicited personally, or by mail or telephone. Proxy solicitors may include directors, officers and regular employees of the Company. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of record by them. It is anticipated that this proxy statement and accompanying proxy card will be mailed on or about November 20, 2003 to all stockholders entitled to vote at the annual meeting.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In accordance with the Exchange Act, we file reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). These materials can be inspected and copied at the Public Reference Room maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of these materials can also be obtained from the Commission at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company’s common stock is traded on the OTC Bulletin Board under the symbol “ADMG.OB.”

PROPOSAL I

ELECTION OF DIRECTORS

The Company’s bylaws provide that its Board of Directors shall consist of at least three directors, with the exact number of directors that constitute the Board of Directors to be set by a resolution of the Board of Directors or by a majority of the Company’s stockholders. The number of directors on the Board of Directors currently is set at five, and there are no vacancies.

Directors are elected annually and hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualified. It is intended that the proxies solicited by the Board of Directors will be voted for election of the five nominees listed below unless a contrary instruction is made on the proxy. If one or more of these nominees should be unable or unwilling to serve for any reason, the persons named in the accompanying proxy will vote for another candidate or candidates nominated by the Board of Directors. All of the nominees listed below are presently directors of the Company.

THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE FIVE NOMINEES LISTED BELOW.

Director Nominees

Timothy R. Busch, 48, has been the Chairman and a Director of the Company since February 1998 and September 1997, respectively. Mr. Busch is a tax attorney and is president and managing partner of a professional services practice, The Busch Firm, which he founded in 1979. He is a director of Radica Games International, a publicly held company, and is a director of several privately held companies. Mr. Busch is a licensed attorney in California, Michigan, Texas and Washington, D.C. as well as a licensed CPA in California and Michigan.

N. Price Paschall, 54, has been a Director of the Company since January 1994. Mr. Paschall has been Managing Director of Context Capital Group, an investment-banking firm that serves clients in the medical and industrial markets, since February 1992. Mr. Paschall was a partner of Shea, Paschall, Powell-Hambros Bank, and its predecessor company, a firm specializing in mergers and acquisitions, from January 1983 to January 1992. Mr. Paschall holds a B.A. in Business Administration from California Polytechnic University at Pomona. In addition, he currently serves on the board of Biopool International, Inc. a publicly-held medical device company.

Maurice J. DeWald, 62, has been a Director of the Company since February 1998. From June 1992 to the present, Mr. DeWald has been Chairman and Chief Executive Officer of Verity Financial Group, Inc., a private investment and financial advisory firm. Mr. DeWald is a former member of the KPMG Peat Marwick Board of Directors and also served as the Managing Partner of the Los Angeles office of KPMG Peat Marwick from 1986 to 1991. He currently serves on the boards of Dai-Ichi Kangyo Bank of California and Monarch Funds, a publicly held investment fund.

James R. Swartwout, 56, has been a Director of the Company since May 2001. From August 1990 to the present, Mr. Swartwout has been Chairman of the Board of Directors of Summa Industries, Inc., a publicly held manufacturer of proprietary engineered plastic products. He joined Summa Industries in October 1988 as its

Executive Vice President and Chief Operating Officer, was promoted to President and Chief Operating Officer in August 1989 and to Chief Executive Officer in July 1990. Formerly, Mr. Swartwout was a principal in a private leveraged buyout venture. From April 1984 to December 1986, Mr. Swartwout was Executive Vice President of Delphian Corporation, Sunnyvale, California, a manufacturer of analytical instruments, and had held management positions at Farr Company, El Segundo, California, a manufacturer of industrial filtration systems. He earlier worked for American Air Filter Co. and Eastman Kodak Co., and is a former U.S. Navy officer. Mr. Swartwout holds a B.S. in Industrial Engineering from Lafayette College and an M.B.A. from the University of Southern California.

Robert E. Delk, 54, was elected to the Company’s Board of Directors in January 2003 and became President and CEO of the Company in August 2003. Mr. Delk is a private investor and has been a significant stockholder of the Company since 1996. From 1980 to 1995, he was the Chairman and CEO of the Struckmeyer Corporation, a medical products manufacturing business whose products were made from similar raw materials to those used by Advanced Materials. Struckmeyer Corporation was based in Dallas, Texas, and specialized in the product development and manufacture of disposable surgical products. Mr. Delk holds a Bachelor of Science degree from Stephen F. Austin University, and has experience in the Banking, Consumer Products, and the Advertising industries. He has served on numerous business and civic boards.

Executive Officers

Following is information regarding other current executive officers of the Company.

Gayle Arnold, 42, joined the Company in February 2001 as, and currently is, its Chief Financial Officer. Prior to joining the Company, Ms. Arnold was Chief Financial Officer and Treasurer of I-Flow Corporation, a publicly held manufacturer of medical devices. She joined I-Flow in April 1991 to serve as Controller and was promoted to Chief Financial Officer in February 1994. Prior to joining I-Flow, Ms. Arnold served as a manager with the accounting firm Deloitte & Touche LLP where she was employed from 1984 to 1991. Ms. Arnold is a CPA in the state of California and holds a B.A. in Business Administration from the University of Texas in Austin.

Director Compensation

All non-employee directors are entitled to receive $500 and reimbursement for out-of-pocket expenses in connection with their attendance at meetings of the Board of Directors. In addition, each director is entitled to receive non-qualified stock options, pursuant to the Company’s 1998 Stock Option Plan, to purchase 20,000 shares of the Company’s common stock at fair market value when first elected to the Board, and 10,000 shares of common stock at fair market value each January subsequent to their reelection to the Board. The options become fully vested on the six-month anniversary from the date of issuance.

Board of Directors Meetings

The Board of Directors of the Company held 14 meetings and approved three unanimous written consents during fiscal 2002. The Board has standing Compensation and Audit Committees, but does not have a nominating committee. The Compensation Committee is comprised of Messrs. Paschall, Busch and Swartwout and met two times during fiscal 2002. The Compensation Committee evaluates the performance of the Company’s officers and makes recommendations to the Board concerning compensation. The Compensation Committee also determines option grants made pursuant to the Company’s stock option plans.

The Audit Committee is comprised of Messrs. DeWald, Busch and Paschall and met four times during fiscal 2002. The Audit Committee operates under a written charter adopted by the board of directors which was attached to the Company’s 2001 proxy statement. Each of the members of the Audit Committee is independent, as defined in Rule 4200 (a)(14) of the National Association of Securities Dealers listing standards. The Audit Committee meets at least four times a year with the Company’s auditors to review the results of the annual audit and to discuss the Company’s financial statements.

Report of the Audit Committee

Pursuant to the proxy solicitation rules of the Securities and Exchange Commission, the Audit Committee of the Board of Directors is asked to report to the stockholders on certain matters each year in the Company’s proxy statement.

The Audit Committee represents the Board of Directors in discharging its responsibilities relating to the accounting, reporting and financial practices of the Company and its subsidiaries, and has the general responsibility for the surveillance of internal controls and accounting and audit activities of the Company and its subsidiaries. Management has the primary responsibility for preparing the Company’s financial statements and for its financial reporting process, and the Company’s independent auditors are responsible for expressing an opinion on the conformance of the Company’s financial statements to accounting principles generally accepted in the United States. The Audit Committee, among other things, is responsible for reviewing and discussing with management and the Company’s independent auditors the Company’s annual and quarterly financial statements and financial reporting process, including an analysis of the auditors’ judgment as to (a) the quality of the Company’s accounting procedures and practices, (b) any significant changes in the accounting policies of the Company and (c) any accounting and financial impact on the Company’s financial reports.

In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the Company’s quarterly and audited annual financial statements for the fiscal year ended November 30, 2002. The Audit Committee has also discussed with the independent auditors the matters that the independent auditors are required to discuss with the Audit Committee pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has actively engaged in a dialogue with the independent auditors with respect to any and all disclosed relationships or services that may impact the objectivity and independence of the independent auditors. In reviewing and discussing such matters, the Audit Committee considered whether the auditors’ provision of non-audit services during 2002 is compatible with maintaining the auditors’ independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2002, for filing with the Securities and Exchange Commission.

Members of the Audit Committee:

N. Price Paschall
Timothy R. Busch
Maurice J. DeWald

During the fiscal year ended November 30, 2002, no Director attended less than 75% of the total number of meetings of the Board of Directors and of all committees of which he was a member.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the common stock beneficially owned as of November 19, 2003 by: (i) each person who is known by the Company to own beneficially or exercise voting or dispositive control over 5% or more of the common stock; (ii) each of the Company’s directors and director nominees; (iii) each of the Named Executive Officers who currently is an executive officer of the Company; and (iv) all current executive officers and directors as a group. There were 8,671,272 shares of the Company’s common stock outstanding as of November 19, 2003.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Shares(2)
Dito Caree LP, Dito Devcar LP and Richard H. Pickup c/o David Hehn 3753 Howard Hughes Parkway #200 Las Vegas, NV 89109-0938	1,186,300	(3)	13.7%

Gregory J. Spagna 515 Airport Executive Park Nanuet, NY 10954	904,500	(4)	10.4%

Delk Partners Ltd.	834,300	(5)	9.6%
Timothy R. Busch and the Lenawee Trust	795,307	(6)	9.1%
N. Price Paschall	240,000	(7)	2.7%
Maurice J. DeWald	30,000	(8)	*
James Swartwout	30,000	(9)	*
Gayle Arnold	20,000	(10)	*

All current executive officers and directors as a group (6 persons)	1,949,607	(11)	21.6%

(1)	Unless otherwise indicated, the address of each beneficial owner is care of Advanced Materials Group, Inc., 20211 South Susana Road, Rancho Dominguez, California 90221.

(2)	Ownership of less than one percent is indicated by the mark “*”.

(3)	Comprised of 986,300 shares held by Dito Caree LP and 200,000 shares held by Dito Devcar LP. Mr. Pickup does not directly own any shares, but he indirectly controls both Dito Caree LP and Dito Devcar LP as general partner of each of those two entities. Mr. Pickup, Dito Caree, LP and Dito Devcar, LP acknowledges that they are a “group” with respect to the referenced shares.

(4)	Based solely on that certain Form 13G/A filed with the Securities and Exchange Commission February 14, 2003 and comprised of 617,000 shares held by Mr. Spagna and 287,500 shares held jointly by Mr. Spagna and his wife and children.

(5)	Comprised of 814,300 shares held by Delk Partners, Ltd. and 20,000 shares which Mr. Delk has the right to acquire upon exercise of stock options presently exercisable or exercisable with 60 days of November 19, 2003. As the general partners of Delk Partners, Ltd., Mr. Robert Delk and Mrs. Ann Struckmeyer Delk may be deemed, for purposes of determining beneficial ownership pursuant to Rule 13d-3, to have shared power to vote, or direct the vote of, or dispose of, or direct the disposition of, the 814,300 shares of common stock owned directly by Delk Partners, Ltd. Does not include options that will be granted to Mr. Delk if Proposal 3 is approved. See discussion under Proposal 3 herein.

(6)	Comprised of 765,307 shares held by the Lenawee Trust, of which Mr. Busch and his spouse are beneficiaries; and 30,000 shares issuable upon exercise of options held by Mr. Busch that are presently exercisable or exercisable within 60 days of November 19, 2003. Mr. Busch and the Lenawee Trust acknowledge that they are a “group,” as that term is used under Section 13(d)(3) of the Exchange Act, with respect to the referenced shares.

(7)	Comprised of 240,000 shares which Mr. Paschall has the right to acquire upon exercise of options presently exercisable or exercisable within 60 days of November 19, 2003.

(8)	Comprised of 30,000 shares which Mr. DeWald has the right to acquire upon exercise of options presently exercisable or exercisable within 60 days of November 19, 2003.

(9)	Comprised of 30,000 shares which Mr. Swartwout has the right to acquire upon exercise of options presently exercisable or exercisable within 60 days of November 19, 2003.

(10)	Comprised of 20,000 shares which Ms. Arnold has the right to acquire upon exercise of options presently exercisable or exercisable within 60 days of November 19, 2003.

(11)	Comprised of 1,579,607 shares owned by the directors and Named Executive Officers who were officers of the Company as of November 19, 2003 and 370,000 shares, which the directors and Named Executive Officers have the right to acquire upon exercise of options presently exercisable or exercisable within 60 days of November 19, 2003.

EXECUTIVE COMPENSATION

The following table sets forth certain information regarding compensation paid by the Company for services rendered to the Company by its Chief Executive Officer and to each of the other most highly compensated executive officers of the Company who earned more than $100,000 in salary and bonus during the fiscal year ended November 30, 2002 (the “Named Executive Officers”).

Summary Compensation Table

		Annual Compensation						Long-Term Compensation Securities Underlying Options Granted
Name and Principal Position	Fiscal Year	Salary (1)		Bonus (2)		Other Compensation (3)
Steve F. Scott(4) President and Chief Executive Officer	2002 2001 2000	$ $ $	187,144 243,526 234,429		— — —	$ $ $	17,980 12,947 18,771	10,000 10,000 10,000
David Lasnier (4) Senior Vice President	2002 2001 2000	$ $ $	131,750 155,745 153,363	$	— — 30,000	$ $ $	12,421 14,425 11,901	— 25,000 —
Tom Lane(4) Chief Executive, Europe	2002 2001 2000	$ $ $	155,475 116,618 129,210	$ $ $	28,947 35,073 37,175	$ $ $	14,524 11,662 12,138	— 100,000 —

(1)	Mr. Scott and Mr. Lasnier received voluntary salary reductions of 25% and 15%, respectively, in October 2001. These voluntary reductions were done to help facilitate the current operations of the Company and were to be reviewed on a periodic basis.

(2)	Bonuses levels for each indicated fiscal year were determined and paid in the first quarter of the following fiscal year. Thus, fiscal 2000 bonuses levels were actually determined and paid in fiscal 2001 but were based on the Company’s performance in the preceding year. See “Report of the Compensation Committee.”

(3)	For Mr. Scott, includes an allowance of $10,350 for automobile expenses and an allowance of $7,630, $2,597 and $8,421 for 2002, 2001 and 2000, respectively, for medical insurance. For Mr. Lasnier, includes an allowance of $8,401 for automobile expenses and an allowance of $4,020, $6,024 and $3,500 for fiscal 2002, 2001 and 2000, respectively, for medical insurance. For Mr. Lane, includes pension contributions of $14,524, $12,138 and $12,591 for fiscal 2002, 2001 and 2000, respectively.

(4)	As of November 19, 2003, Messrs. Scott, Lasnier and Lane were no longer with the Company.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth certain information regarding the exercise of options by the Named Executive Officers during fiscal 2002 and unexercised stock options held by each of the Named Executive Officers as of November 30, 2002.

	Shares Acquired on Exercise	Value Realized (1)	Number of Shares Underlying Unexercised Options at November 30, 2002		Value of Unexercised In-The-Money Options at November 30, 2002 (2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Steve F. Scott	—	—	475,500	—	$900	—
David Lasnier	—	—	180,000	20,000	—	—
Tom Lane	—	—	170,000	80,000	—	—

(1)	Market value of underlying securities on the date of exercise, minus the exercise price.

(2)	Based on the Nasdaq last reported sale price on November 30, 2002 ($0.26 per share).

Employment Contract, Termination of Employment and Change-in-Control Arrangements

The Company was party to an employment agreement with Steve F. Scott, its President and Chief Executive Officer, dated July 1, 1998, which provided Mr. Scott with an annual salary of $250,000 per year. The employment agreement was effective through June 30, 2004. In August 2003, Mr. Scott terminated his employment with the Company and the employment agreement with Mr. Scott was amended whereby he is to be paid in monthly installments of $7,812 beginning August 2003 through August 2005.

In August 2003, the Company entered into an employment agreement with its new President and Chief Executive Officer, Robert E. Delk. The agreement is effective through July 31, 2005 and provides for a base salary of at least $125,000 per year beginning in August 2004. Mr. Delk currently receives no cash compensation for his services. See discussion of stock options granted to Mr. Delk in 2003 under the heading “ Existing Award Grants” on page 13.

Stock Performance Graph

Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder returns on the Company’s common stock, based on its market price, over a five-year period with the cumulative total return of the Nasdaq Composite Index and the S&P 600 Small Cap Index as a peer group comparison, assuming reinvestment of dividends. The Company has selected the S&P 600 Small Cap Index on the basis that it believes that it cannot reasonably identify a reasonable pool of peer issuers in the same line of business. This graph assumes that the value of the investment in the Company’s common stock and each of the comparison groups was $100 at the beginning of the measurement period.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consisted of the following non-employee directors during fiscal 2002: Messrs. Paschall, Busch and DeWald.

Report of the Compensation Committee

The compensation committee of the Board of Directors, composed of Messrs. Paschall, Busch and Swartwout, has the authority to administer the Company’s executive compensation programs, including the Company’s stock incentive plans. The Company’s executive compensation program is designed to provide competitive levels of base compensation in order to attract, retain and motivate high quality employees, tie individual total compensation to individual performance and success of the Company, and align the interests of the Company’s executive officers with those of its stockholders.

Executive Compensation Programs

The Company’s executive compensation program consists of three principal elements: base salary, cash bonus, and stock options. The Board of Directors sets the annual base salary for executives after consideration of the recommendations of the Compensation Committee. Prior to making its recommendations, the Compensation Committee reviews historical compensation levels of the executives, evaluates past performance, and assesses expected future contributions of the executives. In making the determinations regarding base salaries, the Company considers generally available information regarding the salaries prevailing in the industry.

The Company maintains incentive plans under which executive officers may be paid cash bonuses at the end of each fiscal year. The bonuses under these incentive plans depend upon individual performance and the achievement by the Company of certain financial targets established by the Board of Directors prior to the start of each fiscal year.

Total compensation for executive officers also includes long-term incentives offered in the form of stock options, which are generally provided through initial stock option grants at the date of hire and periodic additional stock options grants. Stock options align the interests of the executive officer with the interests of stockholders due to the fact that the executive can realize a gain only if the Company’s stock appreciates in value. In determining the amount of such grants, the Compensation Committee considers the contributions of each executive to the overall success of the Company in the past fiscal year, the responsibilities to be assumed in the upcoming fiscal year, appropriate incentives for the promotion of the long-term growth of the Company, and grants to other executives in the industry holding comparable positions as well as the executive’s position within the Company.

Chief Executive Officer Compensation

Mr. Scott’s employment contract provided for a base salary of $250,000 and he was eligible for the grant of stock options and a cash bonus awarded at the discretion of the Compensation Committee. Option grants and cash bonus awards granted by the Company in fiscal 2002 are based upon the Company’s performance in that year. In determining Mr. Scott’s total compensation, the Compensation Committee considers the Company’s overall performance, as measured by sales revenue, profitability, earnings per share and share valuation. After considering these indicia of performance, the Compensation Committee awarded no cash bonus in fiscal 2002, 2001 or 2000. In each of these years, Mr. Scott received an option purchase up to 10,000 shares of common stock as compensation for his services as a director of the Company.

This report was furnished by

Messrs. Paschall, Busch and Swartwout

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the officers and directors of the Company as well as persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Commission. Officers, directors and greater-than-10% stockholders are required by the regulations of the Commission to furnish the company with copies of all Section 16(a) forms that they file.

Based solely on a review of the copies of such reports furnished to the Company, all Section 16(a) requirements applicable to our officers, directors and greater-than-10% stockholders were satisfied during the fiscal year ended November 30, 2002.

PROPOSAL II

RATIFICATION OF

SELECTION OF INDEPENDENT ACCOUNTANTS

General

The Company is asking the shareholders to ratify the Audit Committee’s appointment of BDO Seidman, LLP as its independent auditors for the fiscal year ending November 30, 2003. In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its shareholders’ best interests.

BDO Seidman, LLP has audited the Company’s consolidated financial statements annually since its 2000 fiscal year. Representatives of BDO Seidman, LLP are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following is a summary of the fees billed to the Company by BDO Seidman, LLP for professional services rendered for the fiscal years ended November 30, 2002:

Fee Category	Fiscal 2002 Fees
Audit Fees	$95,500
Audit-Related Fees	13,300
Tax Fees	30,835

Total Fees	$139,635

Audit Fees. Consists of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by BDO Seidman, LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits and consultations concerning financial accounting and reporting standards.

Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

PROPOSAL III

PROPOSAL FOR THE APPROVAL OF THE

2003 STOCK PLAN

On August 1, 2003, the Board of Directors adopted, subject to stockholder approval, the Advanced Materials Group, Inc. 2003 Stock Plan (the “2003 Plan”), the text of which is included as Exhibit A to this Proxy Statement. Approval of the 2003 Plan requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting.

The following summary of the 2003 Plan’s components and significant provisions is qualified in its entirety by reference to the 2003 Plan itself, which is included as Exhibit A to this Proxy Statement.

PURPOSE AND ELIGIBILITY

The 2003 Plan is intended to promote the interests of the Company and its stockholders by using investment interests in the Company to attract, retain and motivate its management and other persons, to encourage and reward their contributions to the performance of the Company and to align their interests with the interests of the Company’s stockholders.

The persons eligible to receive an award under the 2003 Plan include employees, directors, and consultants of the Company and its subsidiaries. Currently, the Company estimates that approximately 70 persons are eligible to receive awards under the 2003 Plan.

ADMINISTRATION, AMENDMENT AND TERMINATION

The administering body for the 2003 Plan will be the Company’s Board of Directors or a committee of not less than two directors or other individuals appointed by the Board (“Committee”) who are “outside directors” under the regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986 (“Code”) and are “non-employee directors” under Rule 16b-3 promulgated under the Exchange Act, and who otherwise satisfy applicable laws.

The administering body will have the power to (i) determine the fair market value assigned to awards under the 2003 Plan, as defined, (ii) select individuals to whom awards may be granted under the 2003 Plan, (iii) determine the number of shares to be covered by each award, (iv) approve forms of agreement for use under the 2003 Plan, (v) determine the terms and conditions of any grant under the 2003 Plan, (vi) prescribe, amend and rescind rules and regulations relating to the 2003 Plan, (vii) allow optionees to satisfy withholding tax obligations by electing to have the Company withhold from the shares to be issued upon exercise of an award and (viii) construe and interpret the terms of the 2003 Plan and awards pursuant to the 2003 Plan.

Unless sooner terminated, the 2003 Plan shall continue in effect for a term of ten years from the later of (i) the effective date of the 2003 Plan, or (ii) the earlier of the most recent board or stockholder approval of an increase in the number of shares reserved for issuance under the 2003 Plan.

SECURITIES SUBJECT TO 2003 PLAN

The 2003 Plan provides for the grant (“Award”) of incentive stock options, nonqualified stock options and stock purchase rights (as described in Exhibit A). Stock options granted under the 2003 Plan may be incentive stock options (“ISOs”) intended to qualify under the provisions of Section 422 of the Code or non-qualified stock options that do not so qualify. The maximum number of shares of common stock which may be the subject of Awards granted under the 2003 Plan may not exceed 3,000,000 shares in the aggregate, subject to adjustments for stock splits or other adjustments as discussed below. If any Award granted under the 2003 Plan expires, terminates or is forfeited before the exercise therefore the payment in full thereof, the shares covered by the unexercised or unpaid portion will become available for new grants under the 2003 Plan.

If any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, or other change in the corporate structure of the Company affecting the shares occurs, the administrator may (in its sole discretion) adjust the number and class of shares that may be delivered under the 2003 Plan and/or the number, class, and price of shares covered by each outstanding option or stock purchase right

TERMS AND CONDITIONS OF AWARDS UNDER THE 2003 PLAN

The administering body will select the recipients of Awards granted under the 2003 Plan and will determine the dates, amounts, exercise prices, vesting periods and other relevant terms of the Awards.

Award Pricing. The pricing of Awards, including the exercise price for stock options granted under the 2003 Plan, shall be determined by the administering body as of the date the Award is granted and may be greater or less than the fair market value (as determined under the 2003 Plan) of the underlying shares as of such date. However, Awards constituting incentive stock options under the Code may not be granted at less than the fair market value of the underlying shares as of the date of grant (or 110% of fair market value in the case of any Award intended to qualify as incentive stock options under the Code and granted to certain holders of significant amounts of the Company’s outstanding common stock) and no grant may be less than 85% of the fair market value of the underlying shares as of the date of grant.

Award Vesting. Awards granted under the 2003 Plan vest and become exercisable as determined by the administering body in its discretion. Awards granted under the 2003 Plan may be exercised at any time after they vest and before the expiration date determined by the administering body, provided that no Award may be exercised more than ten years after its grant (five years after grant in the case of any Award intended to qualify as incentive stock options under the Code and granted to certain holders of significant amounts of the Company’s outstanding common stock). Furthermore, in the absence of a specific agreement to the contrary, options will generally expire and become unexercisable thirty days after the termination of the recipient’s employment with the Company, or six months for death or disability.

Award Payments. The consideration to be paid for the shares to be issued upon exercise of an option, including the method of payment, shall be determined by the administrator. The consideration may consist of, without limitation, (1) cash, (2) check, (3) promissory note, (4) other shares of the Company’s common stock, provided shares acquired directly from the Company have been owned by the optionee for more than six months on the date of surrender, and have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which such option shall be exercised, (5) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the 2003 Plan, or (6) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

Limited Transferability of Awards. Unless determined otherwise by the administrator, options and stock purchase rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or the laws of descent and distribution, and may be exercised during the lifetime of the optionee, only by the optionee. If the Administrator in its sole discretion makes an option or stock purchase right transferable, such option or stock purchase right may only be transferred (i) by will, (ii) by the laws of descent and distribution, or (iii) to family members (within the meaning of Rule 701 under the Securities Act) through gifts or domestic relations orders, as permitted by Rule 701 under the Securities Act.

Existing Award Grants. There were no Award grants under the 2003 Plan during the year ended November 30, 2002. In August 2003, the Company issued stock options to Robert Delk, its President and CEO, to purchase (1) 435,000 shares of the Company’s common stock at $0.28, vesting over one year, (2) 435,000 shares of the Company’s common stock at $0.56, vesting over five years, (3) 435,000 shares of the Company’s common stock at $1.12, vesting over five years, and (4) 435,000 shares of the Company’s common stock at $2.24, vesting over five years. Mr. Delk accepted the position of President and CEO of the Company in August 2003 and under the terms of his employment agreement; he receives no cash compensation until August 2004. The options are subject to continued employment and expire in August 2008. Issuance of these options is pending shareholder approval of the 2003 Plan and, accordingly, any compensation expense will be determined if and when the 2003 Plan is so approved.

Awards Documentation. Awards granted under the 2003 Plan will be evidenced by an agreement duly executed on behalf of the Company and by the recipient or, a confirming memorandum issued by the Company to the recipient, setting forth such terms and conditions applicable to the Award. The adoption of the 2003 Plan shall not affect any other stock option, incentive or other compensation plans in effect for the Company, and the 2003 Plan shall not preclude the Company from establishing any other forms of incentive or other compensation for employees, directors, advisors or consultants of the Company, whether or not approved by stockholders.

Rights With Respect to Common Stock. No recipient of an Award under the 2003 Plan and no beneficiary or other person claiming under or through such individual will have any right, title or interest in or to any shares of common stock subject to any Award or any rights as a stockholder unless and until such Award is duly exercised pursuant to the terms of the 2003 Plan and the exercise of such Award results in the issuance of shares of common stock to the recipient.

FEDERAL INCOME TAX ASPECTS

The following is a brief description of the federal income tax treatment which will generally apply to an Award made under the 2003 Plan, based on federal income tax laws in effect on the date hereof. The exact federal income tax treatment of an Award will depend on the specific nature of the Award. Such an Award may, depending on the conditions applicable to the Award, be taxable as an option, as restricted or unrestricted stock, as a stock or cash payment, or otherwise. Because the following is only a brief summary of the general federal income tax rules, a recipient of an Award should not rely thereon for individual tax advice, as each recipient’s situation and the consequences of any particular transaction will vary depending upon the specific facts and circumstances involved. Each recipient is advised to consult with his or her own tax advisor for particular federal, as well as state and local, income and any other tax advice.

Incentive Stock Options. Pursuant to the 2003 Plan employees may be granted options that are intended to qualify as ISOs under the provisions of Section 422 of the Code. Generally, the optionee is not taxed and the Company is not entitled to a deduction on the grant or the exercise of an ISO. However, if the optionee sells the shares acquired upon the exercise of an ISO (“ISO Shares”) at any time within (a) one year after the date of transfer of ISO Shares to the optionee pursuant to the exercise of such ISO or (b) two years after the date of grant of such ISO, then (1) the optionee will recognize capital gain equal to the excess, if any, of the sales price over the fair market value of the ISO Shares on the date of exercise, (2) the optionee will recognize ordinary income equal to the excess, if any, of the lesser of the sales price or the fair market value of the ISO Shares on the date of exercise, over the exercise price of such ISO, (3) the optionee will recognize capital loss equal to the excess, if any, of the exercise price of such ISO over the sales price of the ISO Shares, and (4) the Company will generally be entitled to a deduction equal to the amount of ordinary income recognized by the optionee. If the optionee sells the ISO Shares at any time after the optionee has held the ISO Shares for at least (i) one year after the date of transfer of the ISO Shares to the optionee pursuant to the exercise of the ISO and (ii) two years after the date of grant of the ISO, then the optionee will recognize capital gain or loss equal to the difference between the sales price and the exercise price of such ISO, and the Company will not be entitled to any deduction.

The amount by which the fair market value of the ISO Shares received upon exercise of an ISO exceeds the exercise price will be included as a positive adjustment in the calculation of an optionee’s “alternative minimum taxable income” (“AMTI”) in the year of exercise. The “alternative minimum tax” imposed on individual taxpayers is generally equal to the amount by which 28% (26% of AMTI below certain amounts) of the individuals AMTI (reduced by certain exemption amounts) exceeds his or her regular income tax liability for the year.

Nonqualified Options. The grant of an option or other similar right to acquire stock that does not qualify for treatment as an ISO (a “Nonqualified Option”) is generally not a taxable event for the optionee. Upon exercise of the option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise (determined as of the date of the exercise) over the exercise price of such option, and the Company will be entitled to a tax deduction equal to such amount. See “Special Rules for Incentive Awards Granted to Insiders,” below.

Special Rules for Incentive Awards Granted to Insiders. If an optionee is a director, officer or stockholder subject to Section 16 of the Exchange Act (an “Insider”) and exercises an option within six months of the date of grant, the timing of the recognition of any ordinary income should be deferred until (and the amount of ordinary income should be determined based on the fair market value (or sales price in the case of a disposition) of the shares of common stock upon) the earlier of the following two dates (the “16(b) Date”): (a) six months after the date of grant or (b) a disposition of the shares of common stock, unless the Insider makes an election under Section 83(b) of the Code (an “83(b) Election”) within 30 days after exercise to recognize ordinary income based on the value of the common stock on the date of exercise. In addition, special rules apply to an Insider who exercises an option having an exercise price greater than the fair market value of the underlying shares on the date of exercise. Insiders should consult their tax advisors to determine the tax consequences to them of exercising options granted to them pursuant to the 2003 Plan.

Restricted Stock. An Award under the 2003 Plan may also include the grant of common stock that imposes certain restrictions on the recipient’s rights to the stock (“Restricted Stock”). Unless the recipient makes an 83(b) Election as discussed above within 30 days after the receipt of the Restricted Stock, the recipient generally will not be taxed on the receipt of Restricted Stock until the restrictions on such stock expire or are removed. When the restrictions expire or are removed, the recipient will recognize ordinary income (and the Company will be entitled to a deduction) in an amount equal to the excess of the fair market value of the stock at that time over the purchase price. However, if the recipient makes an 83(b) Election within 30 days of the receipt of Restricted Stock, he or she will recognize ordinary income (and the Company will be entitled to a deduction) equal to the excess of the fair market value of the stock on the date of receipt (determined without regard to vesting restrictions) over the purchase price. In the case of an Insider (as defined above), the timing of income recognition (including the date used to compute the fair market value of stock) with respect to Restricted Stock may be deferred until the 16(b) Date, as described in “Special Rules for Incentive Awards Granted to Insiders” above, unless the Insider makes a valid 83(b) Election.

A holder’s tax basis in common stock acquired pursuant to the 2003 Plan generally will equal the amount paid for the common stock plus any amount recognized as ordinary income with respect to such stock. Other than ordinary income recognized with respect to the common stock and included in the basis, any subsequent gain or loss upon the disposition of such stock generally will be capital gain or loss (long-term or short-term, depending on the holder’s holding period).

Special rules will apply in cases where a recipient of an Award pays the exercise or purchase price of the Award or applicable withholding tax obligations under the 2003 Plan by delivering previously owned shares of common stock or by reducing the amount of shares otherwise issuable pursuant to the Award. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares or a carryover basis in the shares acquired.

The terms of the agreements pursuant to which specific Awards are made to employees under the 2003 Plan may provide for accelerated vesting or payment of an Award in connection with a change in ownership or control of the Company. In that event and depending upon the individual circumstances of the recipient, certain amounts with respect to such awards may constitute “excess parachute payments” under the “golden parachute” provisions of the Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any” excess parachute payments” and the Company will be denied any deduction with respect to such payment. A recipient of an Award should consult his or her tax advisors as to whether accelerated vesting of an Award in connection with a change of ownership or control of the Company would give rise to an excess parachute payment.

The Company generally obtains a deduction equal to the ordinary income recognized by the recipient of an Award. The Company’s deduction for such amounts (including amounts attributable to the ordinary income recognized with respect to ISOs, Nonqualified Options, or Restricted Stock), however, may be limited under Code Section 162(m) to $1,000,000 (per person) annually.

RECOMMENDATION AND VOTE

The 2003 Plan will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2003 PLAN.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the annual meeting. However, if other matters should come before the annual meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with her judgment on such matters.

STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 of the Exchange Act, proposals by stockholders which are intended for inclusion in the Company’s proxy statement and proxy and to be presented at the Company’s 2004 annual stockholders’ meeting must be received by the Company by August 22, 2004 in order to be considered for inclusion in the Company’s proxy materials relating to the Company’s 2004 annual stockholders’ meeting. Such proposals should be addressed to the

Company’s secretary and may be included in next year’s annual stockholders’ meeting proxy materials if they comply with rules and regulations of the Commission governing stockholder proposals. For all other proposals by stockholders to be timely, a stockholder’s notice must be delivered to, or mailed and received at, the Company’s principal executive offices not later than October 6, 2004. If a stockholder fails to notify the Company of any such proposal prior to that date, management will be allowed to use its discretionary voting authority with respect to proxies held by management when the proposal is raised at the annual meeting, without any discussion of the matter in the Company’s proxy statement.

ANNUAL REPORT

The Company’s annual report to stockholders for the fiscal year ended November 30, 2002, including audited financial statements, accompanies this proxy statement. Copies of the Company’s annual report on Form 10-K for the fiscal year ended November 30, 2002 and the exhibits thereto are available from the Company without charge upon written request of a stockholder. Copies of the Form 10-K are also available on-line through the Commission at www.sec.gov.

By the Order of the Board of Directors

/s/ ROBERT E. DELK

Robert E. Delk President and Chief Executive Officer

Rancho Dominguez, California

November 20, 2003

EXHIBIT A

ADVANCED MATERIALS GROUP, INC.

2003 STOCK PLAN

1. Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan in accordance with Section 4.

(b) “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Options or Stock Purchase Rights are granted under the Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iii) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means a committee of Directors or of other individuals appointed by the Board in accordance with Section 4 who are “outside directors” under the regulations promulgted under Section 162(m) of the Code and are “non-employee directors” under Rule 16b-3 promulgated under the Exchange Act, and who otherwise satisfy Applicable Laws.

(g) “Common Stock” means the Common Stock of the Company.

(h) “Company” means ADVANCED MATERIALS GROUP, INC., a California corporation.

(i) “Consultant” means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity.

(j) “Director” means a member of the Board.

(k) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(l) “Employee” means any person, including officers, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq National Market, The Nasdaq SmallCap Market or the American Stock Exchange, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(o) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(p) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(q) “Option” means a stock option granted pursuant to the Plan.

(r) “Option Agreement” means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(s) “Optioned Stock” means the Common Stock subject to an Option or a Stock Purchase Right.

(t) “Optionee” means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

(u) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(v) “Plan” means this 2003 Stock Plan.

(w) “Restricted Stock” means Shares issued pursuant to a Stock Purchase Right or Shares of restricted stock issued pursuant to an Option.

(x) “Restricted Stock Purchase Agreement” means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to Shares purchased under a Stock

Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the notice of grant.

(y) “Securities Act means the Securities Act of 1933, as amended.

(z) “Service Provider” means an Employee, Director or Consultant.

(aa) “Share” means a share of the Common Stock, as adjusted in accordance with Section 12.

(bb) “Stock Purchase Right” means a right to purchase Common Stock pursuant to Section 11.

(cc) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan. Subject to the provisions of Section 13, the maximum aggregate number of Shares that may be subject to and sold under the Plan is 3,000,000 Shares.

If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, the unexercised or unpurchased Shares that were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, upon exercise of either an Option or Stock Purchase Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

4. Administration of the Plan.

(a) Administrator. The Plan shall be administered by the Board or a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws. In all situations involving the grant of an Option or Stock Purchase Right to an individual who is a “covered employee” under Section 162(m) of the Code or is subject to Section 16(b) of the Exchange Act, the Administrator shall be a Committee as defined herein.

(b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to the Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Options and Stock Purchase Rights may from time to time be granted hereunder;

(iii) to determine the number of Shares to be covered by each such award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(vii) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and

(viii) to construe and interpret the terms of the Plan and Options granted pursuant to the Plan.

(c) Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees.

5. Eligibility. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees. The Adminstrator shall determine which Service Providers who are covered by Section 162(m) of the Code or Section 16(b) of the Exchange Act may be granted Options or Stock Purchase Rights.

6. Limitations.

(a) Incentive Stock Option Limit. Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to the Shares is granted.

(b) At-Will Employment. Neither the Plan nor any Option or Stock Purchase Right shall confer upon any Optionee any right with respect to continuing the Optionee’s relationship as a Service Provider with the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate such relationship at any time, with or without cause, and with or without notice.

7. Term of Plan. Subject to shareholder approval in accordance with Section 19, the Plan shall become effective upon its adoption by the Board. Unless sooner terminated under Section 15, it shall continue in effect for a term of ten years from the later of (i) the effective date of the Plan, or (ii) the earlier of the most recent board or shareholder approval of an increase in the number of Shares reserved for issuance under the Plan.

8. Term of Option. The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than ten years from the date of grant thereof. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five years from the date of grant or such shorter term as may be provided in the Option Agreement.

9. Option Exercise Price and Consideration.

(a) Exercise Price. The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

(i) In the case of an Incentive Stock Option

(A) granted to an Employee who, at the time of grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less 110% of the Fair Market Value per Share on the date of grant.

(B) granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Nonstatutory Stock Option

(A) granted to a Service Provider who, at the time of grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B) granted to any other Service Provider, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

(iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

(b) Forms of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). The consideration may consist of, without limitation, (1) cash, (2) check, (3) promissory note, (4) other Shares, provided Shares acquired directly from the Company (x) have been owned by the Optionee for more than six months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (6) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

10. Exercise of Option.

(a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share. Except in the case of Options granted to officers, Directors and Consultants, Options shall become exercisable at a rate of no less than 20% per year over five years from the date the Options are granted.

An Option shall be deemed exercised when the Company receives (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) the Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13.

Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, the Optionee may exercise his or her Option within 30 days of termination, or such longer period of time as specified in the Option Agreement, to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by the Option shall revert to the Plan.

(c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within six months of termination, or such longer period of time as specified in the Option Agreement, to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within six months following Optionee’s death, or such longer period of time as specified in the Option Agreement, to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement) by the Optionee’s designated beneficiary, provided the beneficiary has been designated prior to Optionee’s death in a form acceptable to the Administrator. If no beneficiary has been designated by the Optionee, then the Option may be exercised by the personal representative of the Optionee’s estate or by the person(s) to whom the Option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by the Option shall revert to the Plan.

(e) Leaves of Absence.

(i) Unless the Administrator provides otherwise, vesting of Options granted hereunder to officers and Directors shall be suspended during any unpaid leave of absence.

(ii) A Service Provider shall not cease to be an Employee in the case of (A) any leave of absence approved by the Company or (B) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor.

(iii) For purposes of Incentive Stock Options, no leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the 91st day of the leave, any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

11. Stock Purchase Rights.

(a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept the offer. The terms of the offer shall comply in all respects with Section 260.140.42 of Title 10 of the California Code of Regulations. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

(b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable within 90 days of the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine.

(c) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d) Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have rights equivalent to those of a shareholder and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13.

12. Limited Transferability of Options and Stock Purchase Rights. Unless determined otherwise by the Administrator, Options and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Optionee, only by the Optionee. If the Administrator in its sole discretion makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right may only be transferred (i) by will, (ii) by the laws of descent and distribution, or (iii) to family members (within the meaning of Rule 701 under the Securities Act) through gifts or domestic relations orders, as permitted by Rule 701 under the Securities Act.

13. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. If any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, may (in its sole discretion) adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Option or Stock Purchase Right; provided, however, that the Administrator shall make the adjustments to the extent required by Section 25102(o) of the California Corporations Code.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of the proposed transaction. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of the proposed action.

(c) Merger or Change in Control. In the event of a merger of the Company with or into another corporation, or a Change in Control, each outstanding Option and Stock Purchase Right shall fully vest and the Optionee shall have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. In the event of a merger or Change in Control, the Administrator shall notify the Optionee in writing or electronically that each outstanding Option or Stock Purchase Right shall be fully exercisable for a period of 15 days from the date of the notice, and the Option or Stock Purchase Right shall terminate upon expiration of such period.

14. Time of Granting Options and Stock Purchase Rights. The date of grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such later date as is determined by the Administrator. Notice of the determination shall be given to each Service Provider to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

15. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Shareholder Approval. The Board shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of termination.

16. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of the Option and the issuance and delivery of the Shares complies with Applicable Laws, including without limitation, Sections 260.140.41 and 260.140.42 of Title 10 of the California Code of Regulations. and is further subject to the approval of counsel for the Company with respect to compliance.

(b) Investment Representations. As a condition to the exercise of an Option, the Administrator may require the person exercising the Option to represent and warrant at the time of any exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute the Shares if, in the opinion of counsel for the Company, such a representation is required.

17. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell the Shares as to which such requisite authority shall not have been obtained.

18. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

19. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within 12 months after the date the Plan is adopted. Shareholder approval shall be obtained in the degree and manner required under Applicable Laws.

20. Information to Optionees. The Company shall provide copies of annual financial statements to (i) each Optionee during the period the Optionee has one or more outstanding vested Options or Stock Purchase Rights covering Shares no longer subject to the Company’s Repurchase Option and (ii) each individual who acquires Shares pursuant to the Plan during the period the individual owns the Shares.

ANNUAL MEETING OF STOCKHOLDERS OF

ADVANCED MATERIALS GROUP, INC.

December 17, 2003

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯ Please detach along perforated line and mail in the envelope provided. ¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECT FIVE DIRECTORS named below to serve until the annual meeting of stockholders to be held in the year 2004 or until their successors have been duly elected and qualified.		2. RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN LLP as the independent auditors for the Company for the fiscal year ending November 30, 2004:	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: O Timothy R. Busch O Robert E. Delk O N. Price Paschall O Maurice J. DeWald O James R. Swartwout	3. ADOPTION OF THE 2003 STOCK PLAN AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT:	☐	☐	☐

4.   TRANSACT such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE ABOVE NAMED NOMINEES, “FOR” EACH OF THE OTHER PROPOSALS LISTED ABOVE AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER BUSINESS.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:		THIS PROXY CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement furnished herewith and directs that his or her votes be cast by the above named proxies in the manner directed herein.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder _________________ Date: __________ Signature of Stockholder _________________ Date: __________

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ADVANCED MATERIALS GROUP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gayle Arnold and Tim Lau, and either of them individually, as proxies with the power to appoint their substitutes and hereby authorizes them to represent and vote, as designated on the reverse side, all of the shares of common stock of Advanced Materials Group, Inc., held by the undersigned at the close of business on November 19, 2003, at the annual meeting of stockholders to be held on Wednesday, December 17, 2003, or any adjournments or postponements thereof, with like effect as if the undersigned were personally present and voting upon the following matters.

(Continued and to be signed on the reverse side)